Exhibit 16



                    [ Letterhead of Grant Thornton LLP ]



April 16, 1998


Securities and Exchange Commission
Washington, DC 20549


Re:  Lannett Company, Inc.
     File No. 0-9036


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Lannett Company, Inc. dated April 16, 1998, and agree with the statements contained therein.



Very truly yours,



/s/ Grant Thornton LLP